SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date  of  report  (Date  of  earliest   event   reported)
                             December 23, 1999 (December 15, 1999)


                         STORAGE TECHNOLOGY CORPORATION

            (Exact Name of Registrant As Specified In Its Charter)


                Delaware            1-7534            84-0593263
    (State or other Jurisdiction of(Commission File Number) (IRS Employer
            Incorporation)                        Identification No.)



            One StorageTek Drive, Louisville, Colorado 80028-4309

             (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code (303) 673-5151



                                 Not applicable

        (Former Name or Former Address, if Changed Since Last Report)






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Item 5.     Other Events

All assumptions, anticipations, expectations and forecasts contained in the following discussion regarding the proposed settlement of certain litigation to which the Registrant is a party are forward-looking statements within the meaning of the Private Securities Reform Act of 1995. The actual results of the proposed settlement may differ materially because of a number of risks and uncertainties. The Registrant discusses some of these risks below in this Current Report on Form 8-K. The forward-looking statements made herein represent a good-faith assessment by the Registrant of the success of the proposed settlement, based upon, among other things, the Registrant's reasonable beliefs and opinions regarding: (i) the fairness and reasonableness of the proposed settlement; (ii) the statements of the judge involved; (iii) the statements of counsel for the plaintiffs; and (iv) the relative merits of the claim and the Registrant's defenses.

Proposed Settlement of Certain Legal Proceedings

      On October 3, 1995, certain former employees of the Registrant filed suit in the United States District Court for the District of Colorado (the "Court"), Civil Action No. 95-B-2525, against the Registrant, alleging in the amended complaint that the Registrant violated the Age Discrimination in Employment Act of 1967, as amended ("ADEA") and the Employee Retirement Income Security Act of 1974 ("ERISA"), between the period of April 13, 1993 and December 31, 1996. The plaintiffs sought, among other things, compensatory damages in an unspecified amount, including the value of back pay and benefits; reinstatement as employees of the Registrant, or, alternatively the value of future earnings and benefits; and exemplary damages. On November 26, 1997 and November 9, 1988, respectively, the Court granted the plaintiffs' request to proceed as a class action on the ADEA claims and the ERISA claims. Approximately 1,300 persons were eligible members of the ERISA class, including approximately 400 persons who were also eligible members of the ADEA class. The Registrant filed an answer denying all claims and filed motions for summary judgment and decertification of the classes.

      On December 15, 1999, at a preliminary fairness hearing (the "Preliminary Hearing"), the Registrant and the plaintiffs presented the Court with a Proposed Settlement Agreement (the "Agreement"), which would result in the Registrant paying $5 million into an escrow account (the "Escrow Account") to fund the settlement. The Registrant and the plaintiffs also presented to the Court the reasons why the Agreement was "fair and reasonable" to all members of the plaintiffs' classes. At the Preliminary Hearing, the Court preliminarily determined that the Agreement met the standard of "fairness and reasonableness." The Agreement states that it shall not be construed as an admission by the Registrant that it violated any law. The Registrant has already fully funded the Escrow Account, from which all sums due pursuant to the Agreement will be paid. The Company will recognize a pre-tax expense of $5.0 million during the fourth quarter of 1999 in connection with this Agreement.

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      Based  upon  the  results  of  the  Preliminary  Hearing,  the  Registrant reasonably anticipates that on or about March 8, 2000, the Court will hold its "final fairness hearing," at which time each plaintiff will be given an opportunity to state his or her objections to the Agreement. Assuming that the Court issues a final order that the Agreement is fair and reasonable, the Escrow Account will be distributed to the plaintiffs and their attorneys. The Registrant anticipates that such funds will be distributed in the first half of 2000.


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Item 7.     Financial Statements and Exhibits

      The following financial statements, pro forma financial information and exhibits, if any, are filed as part of this report:

            (A) Financial statements of businesses acquired.

                        Not applicable

            (B) Pro forma financial information.

                        Not applicable

            (C)   Exhibits.

                  99.1  Proposed   Settlement   Agreement,   by  and  among  the
                        Registrant and the parties named therein.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Storage Technology Corporation



                                          By:   /s/ Thomas G. Arnold
                                              ------------------------
                                                   Thomas G. Arnold
                                                  Vice President and
                                                 Corporate Controller



Date:  December 22, 1999